UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On March 10, 2015, WGL Holdings, Inc. (“WGL Holdings”), through its subsidiary, WGL Midstream, Inc. (“WGL Midstream”), acquired a 7% equity interest in Mountain Valley Pipeline, LLC.

The proposed pipeline will transport approximately 2.0 million dekatherms of natural gas per day from a new interconnect with EQT’s Equitrans system, near the MarkWest Mobley plant in Smithfield, West Virginia to Transcontinental Gas Pipeline Company, LLC’s Station 165 in Pittsylvania County, Virginia. The pipeline is scheduled to be in service by December 2018.

The total project investment is anticipated to be between $3.0-$3.5 billion. WGL Midstream will invest, in scheduled capital contributions through the in-service date of the pipeline, its pro rata share (based on its 7% equity interest) of project costs, which is estimated to be $230 million. In addition, WGL Midstream has committed to buy 500,000 dekatherms of natural gas per day, at index-based prices, for a 20 year term.

A copy of WGL Holdings’ news release, dated March 11, 2015, is attached as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibit is furnished herewith:

99.1 News Release issued March 11, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
(Registrant)

Date: March 12, 2015	/s/ William R. Ford
William R. Ford
Vice President and Chief Accounting Officer
(Principal Accounting Officer)